Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS FOURTH QUARTER ORGANIC REVENUE UP 6.2%; COST SAVING INITIATIVES ON TRACK TO DELIVER IN 2019

•Reports fourth quarter and full year 2018 revenue of $1.8 billion and $7.0 billion, respectively, reflecting organic growth of 6.2% for the quarter and 3.7% for the year.
•Generates fourth quarter and full year 2018 diluted earnings per share from continuing operations on a GAAP basis of $1.07 and $3.89, respectively.
•Delivers fourth quarter and full year 2018 adjusted diluted earnings per share from continuing operations of $1.43 and $4.97, respectively, an increase of 25% for the quarter and 20% for the year.
•Provides 2019 guidance, reflecting 2% to 4% organic revenue growth and adjusted diluted earnings per share from continuing operations of $5.65 to $5.85.

DOWNERS GROVE, Ill., January 29, 2019 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Financial Results:

For the fourth quarter ended December 31, 2018, Dover's revenue was $1.8 billion, which represents organic growth of 6.2%. Net earnings on a GAAP basis for the fourth quarter ended December 31, 2018, were $141.6 million, compared to net earnings of $296.4 million in the prior year period, including the results of discontinued operations.

Earnings from continuing operations were $158.0 million, a decrease of 45% as compared to $289.6 million for the prior year period, largely driven by a $110.0 million net benefit from a disposition (net of disposition costs) and a $54.9 million net benefit from the Tax Cuts and Jobs Act (the "Tax Reform Act"), both realized in the fourth quarter of 2017. Diluted earnings per share from continuing operations ("EPS") on a GAAP basis for the fourth quarter ended December 31, 2018, was $1.07, compared to $1.83 for the fourth quarter in the prior year.

For the fourth quarter ended December 31, 2018, earnings from continuing operations included acquisition-related amortization costs of $26.3 million and rightsizing and other costs of $29.6 million, representing $0.18 of EPS and $0.20 of EPS, respectively. In addition, the fourth quarter included a $2.8 million tax benefit ($0.02 of EPS) related to additional Tax Reform Act regulatory guidance covered by SAB 118. Excluding these items, adjusted earnings from continuing operations for the fourth quarter ended December 31, 2018, were $211.0 million (+17% over the comparable period in 2017), and adjusted EPS was $1.43 (+25% over the comparable period in 2017).

The adjusted EPS in the quarter was positively impacted by $0.08 due to a lower annualized effective tax rate (“ETR”) and discrete tax items.

Full Year 2018 Financial Results:

For the full year ended December 31, 2018, Dover's revenue was $7.0 billion, driven by organic growth of 3.7%. Net earnings on a GAAP basis for the full year ended December 31, 2018, were $570.3 million, compared to net earnings of $811.7 million in the prior year. Full year 2018 results include a loss from discontinued operations of $20.9 million and the full year 2017 results include earnings from discontinued operations of $65.0 million attributable to Apergy Corporation, which was spun off in the second quarter of 2018.

Earnings from continuing operations were $591.1 million, a decrease of 21% compared to $746.7 million for the prior year, largely driven by net benefits from dispositions and a net benefit from the Tax Reform Act realized in 2017. Diluted EPS on a GAAP basis for the full year ended December 31, 2018, was $3.89, compared to $4.73 in the prior year.

For the full year ended December 31, 2018, earnings from continuing operations included acquisition-related amortization costs of $109.3 million and rightsizing and other costs of $58.3 million, representing $0.72 of EPS and $0.38 of EPS, respectively. In addition, the year included a $2.8 million benefit ($0.02 of EPS) related to additional Tax Reform Act regulatory guidance covered by SAB 118. Excluding these items, adjusted earnings from continuing operations for the full year ended December 31, 2018, were $755.9 million (+15% over full year 2017), and adjusted EPS was $4.97 (+20% over full year 2017).

Free cash flow for the year was $618.2 million, representing 8.8% cash conversion of revenue. Excluding $52.0 million of cash costs from restructuring initiatives, cash conversion was 9.6% of revenue. Capital expenditures from continuing operations for 2018 were $171.0 million, an increase of 1% compared to $170.1 million for the prior year.

The ETR for full year 2018 was 21.4% when normalized for discrete tax benefits, excluding additional Tax Reform Act regulatory guidance covered by SAB 118. The estimate for 2019 ETR is between 21%-23%.

A reconciliation between GAAP and adjusted earnings and EPS from continuing operations for the fourth quarter and full year ended December 31, 2018 is included as an exhibit herein.

Full Year 2019 Guidance:

In 2019, Dover expects to generate adjusted EPS in the range of $5.65 to $5.85. This guidance is based on full year revenue growth of 2% to 3%, comprised of 2% to 4% organic growth and a 1% impact from completed acquisitions, partially offset by an estimated 2% unfavorable impact from foreign currency exchange. 2019 guidance does not include restructuring charges, including charges expected to be incurred as part of Dover’s footprint consolidation initiatives.

A full reconciliation between forecasted GAAP and forecasted adjusted measures is included as an exhibit herein.

Completion of Belanger Acquisition:

On January 25, 2019, Dover announced the completion of its acquisition of the Belanger, Inc. business, a leading full-line car wash equipment manufacturer. With 2018 sales of approximately $55 million, Belanger employs more than 150 people and is headquartered in Northville, Michigan. Belanger now joins OPW within Dover's Fluids segment, and together with PDQ Vehicle Wash Systems, the combined offering will provide customers with a full set of vehicle wash solutions. Dover expects the acquisition to be accretive to margins and adjusted EPS in 2019 and to achieve double-digit return on capital in three years, consistent with Dover’s capital deployment criteria.

Management Commentary:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Dover's solid results for the quarter and the year reflect broad-based demand strength in Engineered Systems and Fluids, which posted 2018 annual organic growth of 5.8% and 8.7%, respectively, and more than offset weak demand in

Refrigeration & Food Equipment. Our $7.0 billion of revenue for the year reflects an organic growth rate of 3.7%, while adjusted net earnings and adjusted EPS improved 15% and 20%, respectively.

"Dover enters 2019 with solid momentum as represented by our Q4 organic growth rate, solid order backlogs across most of our portfolio, and margin expansion being driven by volume and cost initiatives. Our productivity and footprint initiatives are underway with several in the execution phase, and we have begun to reinvest a portion of our savings from rightsizing initiatives into our digital capabilities and customer-facing platforms.

“We believe we are well-positioned to deliver top-line growth and strong double-digit EPS accretion in 2019. Our guidance reflects a constructive demand environment, continued focus on our margin improvement and rightsizing programs, as well as disciplined deployment of capital, underscored by our recent acquisition of Belanger."

Conference Call Information:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2018 results and 2019 guidance at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, January 29, 2019. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s fourth quarter and full year results and its operating segments can be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue of approximately $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through three operating segments: Engineered Systems, Fluids and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 24,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, and our ability to realize synergies from newly acquired businesses. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K/A for the year ended December 31, 2017, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2018

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Revenue	$1,808,950	$1,752,530	$6,992,118	$6,820,886
Cost of goods and services	1,163,979	1,102,637	4,432,562	4,291,839
Gross profit	644,971	649,893	2,559,556	2,529,047
Selling, general, and administrative expenses	426,198	465,134	1,716,444	1,722,161
Operating earnings	218,773	184,759	843,112	806,886
Interest expense	32,015	36,363	130,972	144,948
Interest income	(2,201)	(1,822)	(8,881)	(8,491)
Gain on sale of businesses	—	(113,042)	—	(203,135)
Other expense (income), net	2,284	(844)	(4,357)	(2,251)
Earnings before provision for income taxes	186,675	264,104	725,378	875,815
Provision (benefit) for income taxes	28,700	(25,541)	134,233	129,152
Earnings from continuing operations	157,975	289,645	591,145	746,663
(Loss) earnings from discontinued operations, net	(16,406)	6,803	(20,878)	65,002
Net earnings	$141,569	$296,448	$570,267	$811,665

Basic earnings per share*:
Earnings from continuing operations	$1.08	$1.86	$3.94	$4.80
(Loss) earnings from discontinued operations, net	(0.11)	0.04	(0.14)	0.42
Net earnings	$0.97	$1.90	$3.80	$5.21

Weighted average shares outstanding	146,007	155,734	149,874	155,685
Diluted earnings per common share*:
Earnings from continuing operations	$1.07	$1.83	$3.89	$4.73
(Loss) earnings from discontinued operations, net	(0.11)	0.04	(0.14)	0.41
Net earnings	$0.96	$1.88	$3.75	$5.15

Weighted average shares outstanding	147,940	158,013	152,133	157,744

Dividends paid per common share	$0.48	$0.47	$1.90	$1.82

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
REVENUE
Engineered Systems
Printing & Identification	$282,522	$299,834	$283,232	$296,843	$1,162,431	$249,238	$278,220	$272,941	$293,616	$1,094,015
Industrials	389,104	403,155	388,302	399,956	1,580,517	379,634	400,065	398,058	396,212	1,573,969
	671,626	702,989	671,534	696,799	2,742,948	628,872	678,285	670,999	689,828	2,667,984

Fluids	628,098	693,666	690,065	785,509	2,797,338	597,645	633,252	638,068	686,100	2,555,065

Refrigeration & Food Equipment	338,235	401,766	386,214	326,878	1,453,093	356,834	426,304	438,788	377,179	1,599,105

Intra-segment eliminations	(288)	(327)	(410)	(236)	(1,261)	(141)	(470)	(80)	(577)	(1,268)
Total consolidated revenue	$1,637,671	$1,798,094	$1,747,403	$1,808,950	$6,992,118	$1,583,210	$1,737,371	$1,747,775	$1,752,530	$6,820,886

NET EARNINGS
Segment Earnings:
Engineered Systems	$102,066	$126,649	$108,714	$113,841	$451,270	$177,207	$110,103	$102,767	$214,407	$604,484
Fluids	67,348	93,028	101,207	128,221	389,804	67,172	91,465	103,052	106,941	368,630
Refrigeration & Food Equipment	29,182	51,372	42,434	13,131	136,119	33,562	65,829	65,413	29,018	193,822
Total segments	198,596	271,049	252,355	255,193	977,193	277,941	267,397	271,232	350,366	1,166,936
Corporate expense / other	30,763	30,050	30,207	38,704	129,724	37,282	34,818	30,843	51,721	154,664
Interest expense	35,640	32,125	31,192	32,015	130,972	36,359	36,854	35,372	36,363	144,948
Interest income	(2,057)	(2,563)	(2,060)	(2,201)	(8,881)	(2,575)	(2,335)	(1,759)	(1,822)	(8,491)
Earnings before provision for income taxes	134,250	211,437	193,016	186,675	725,378	206,875	198,060	206,776	264,104	875,815
Provision for income taxes	24,841	44,981	35,711	28,700	134,233	51,787	55,585	47,321	(25,541)	129,152
Earnings from continuing operations	109,409	166,456	157,305	157,975	591,145	155,088	142,475	159,455	289,645	746,663
Earnings (loss) from discontinued operations, net	22,025	(26,497)	—	(16,406)	(20,878)	17,159	21,583	19,457	6,803	65,002
Net earnings	$131,434	$139,959	$157,305	$141,569	$570,267	$172,247	$164,058	$178,912	$296,448	$811,665

SEGMENT MARGIN
Engineered Systems	15.2%	18.0%	16.2%	16.3%	16.5%	28.2%	16.2%	15.3%	31.1%	22.7%
Fluids	10.7%	13.4%	14.7%	16.3%	13.9%	11.2%	14.4%	16.2%	15.6%	14.4%
Refrigeration & Food Equipment	8.6%	12.8%	11.0%	4.0%	9.4%	9.4%	15.4%	14.9%	7.7%	12.1%
Total segment operating margin	12.1%	15.1%	14.4%	14.1%	14.0%	17.6%	15.4%	15.5%	20.0%	17.1%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Systems	$19,239	$19,203	$18,204	$19,233	$75,879	$20,598	$21,272	$23,150	$20,427	$85,447
Fluids	34,449	34,981	34,954	36,060	140,444	32,454	33,362	34,211	35,794	135,821
Refrigeration & Food Equipment	13,579	13,524	13,533	19,841	60,477	15,035	14,522	14,093	13,557	57,207
Corporate	1,358	1,595	1,399	1,428	5,780	1,133	1,252	1,079	1,339	4,803
Total depreciation and amortization expense	$68,625	$69,303	$68,090	$76,562	$282,580	$69,220	$70,408	$72,533	$71,117	$283,278

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
BOOKINGS
Engineered Systems
Printing & Identification	$284,437	$306,770	$271,367	$295,963	$1,158,537	$256,664	$282,158	$268,700	$306,818	$1,114,340
Industrials	466,722	412,780	390,606	481,172	1,751,280	444,058	392,816	390,254	397,053	1,624,181
	751,159	719,550	661,973	777,135	2,909,817	700,722	674,974	658,954	703,871	2,738,521

Fluids	703,461	737,340	723,996	734,943	2,899,740	638,801	631,350	655,305	687,307	2,612,763

Refrigeration & Food Equipment	372,701	428,816	331,979	341,221	1,474,717	438,576	466,276	357,855	319,899	1,582,606

Intra-segment eliminations	(624)	33	(549)	(584)	(1,724)	(1,093)	(397)	(339)	(502)	(2,331)

Total consolidated bookings	$1,826,697	$1,885,739	$1,717,399	$1,852,715	$7,282,550	$1,777,006	$1,772,203	$1,671,775	$1,710,575	$6,931,559

BACKLOG
Engineered Systems
Printing & Identification	$135,915	$137,019	$126,609	$122,028		$109,347	$115,763	$116,359	$129,752
Industrials	376,474	372,525	367,963	438,546		327,180	321,315	316,835	329,575
	512,389	509,544	494,572	560,574		436,527	437,078	433,194	459,327

Fluids	544,250	564,959	588,632	523,791		434,274	438,445	462,471	459,746

Refrigeration & Food Equipment	283,250	309,440	255,783	268,991		341,530	382,598	302,574	244,972

Intra-segment eliminations	(389)	(134)	(58)	(185)		(725)	(268)	(174)	(371)

Total consolidated backlog	$1,339,500	$1,383,809	$1,338,929	$1,353,171		$1,211,606	$1,257,853	$1,198,065	$1,163,674

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
Basic earnings (loss) per common share:
Continuing operations	$0.71	$1.10	$1.07	$1.08	$3.94	$1.00	$0.92	$1.02	$1.86	$4.80
Discontinued operations	0.14	(0.17)	—	(0.11)	(0.14)	0.11	0.14	0.12	0.04	0.42
Net earnings	$0.85	$0.92	$1.07	$0.97	$3.80	$1.11	$1.05	$1.15	$1.90	$5.21

Diluted earnings (loss) per common share:
Continuing operations	$0.70	$1.08	$1.05	$1.07	$3.89	$0.99	$0.90	$1.01	$1.83	$4.73
Discontinued operations	0.14	(0.17)	—	(0.11)	(0.14)	0.11	0.14	0.12	0.04	0.41
Net earnings	$0.84	$0.91	$1.05	$0.96	$3.75	$1.09	$1.04	$1.14	$1.88	$5.15

Net earnings (loss) and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings (loss):
Continuing operations	$109,409	$166,456	$157,305	$157,975	$591,145	$155,088	$142,475	$159,455	$289,645	$746,663
Discontinued operations	22,025	(26,497)	—	(16,406)	(20,878)	17,159	21,583	19,457	6,803	65,002
Net earnings	$131,434	$139,959	$157,305	$141,569	$570,267	$172,247	$164,058	$178,912	$296,448	$811,665

Weighted average shares outstanding:
Basic	154,520	151,744	147,344	146,007	149,874	155,540	155,703	155,757	155,734	155,685
Diluted	157,090	153,938	149,457	147,940	152,133	157,399	157,513	157,555	158,013	157,744

* Per share data may be impacted by rounding.

Non-GAAP Reconciliations

Adjusted Earnings Per Share (Non-GAAP)
Earnings from continuing operations are adjusted by the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs, and a product recall reversal to derive adjusted earnings from continuing operations and adjusted diluted earnings per common share as follows:
	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
Adjusted earnings:
Earnings from continuing operations	$109,409	$166,456	$157,305	$157,975	$591,145	$155,088	$142,475	$159,455	$289,645	$746,663
Acquisition-related amortization, pre-tax [1]	38,150	38,072	34,997	35,078	146,297	38,996	37,620	37,553	37,108	151,277
Acquisition-related amortization, tax impact [2]	(9,716)	(9,683)	(8,785)	(8,817)	(37,001)	(12,777)	(12,027)	(12,171)	(11,906)	(48,881)
Tax Cuts and Jobs Act [3]	—	—	—	(2,832)	(2,832)	—	—	—	(54,908)	(54,908)
Gain on dispositions, pre-tax [4]	—	—	—	—	—	(88,402)	—	—	(116,932)	(205,334)
Gain on dispositions, tax impact [2]	—	—	—	—	—	26,682	—	—	6,071	32,753
Disposition costs, pre-tax [5]	—	—	—	—	—	—	—	3,314	1,931	5,245
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	(964)	(1,051)	(2,015)
Rightsizing and other costs, pre-tax [6]	4,371	6,808	24,201	37,448	72,828	—	—	—	49,379	49,379
Rightsizing and other costs, tax impact [2]	(797)	(1,448)	(4,477)	(7,809)	(14,531)	—	—	—	(14,746)	(14,746)
Product recall reversal, pre-tax	—	—	—	—	—	—	—	—	(7,200)	(7,200)
Product recall reversal, tax impact [2]	—	—	—	—	—	—	—	—	2,614	2,614
Adjusted earnings from continuing operations	$141,417	$200,205	$203,241	$211,043	$755,906	$119,587	$168,068	$187,187	$180,005	$654,847

Adjusted diluted earnings per common share*:
Diluted earnings per share from continuing operations	$0.70	$1.08	$1.05	$1.07	$3.89	$0.99	$0.90	$1.01	$1.83	$4.73
Acquisition-related amortization, pre-tax [1]	0.24	0.25	0.23	0.24	0.96	0.25	0.24	0.24	0.23	0.96
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)	(0.08)	(0.08)	(0.08)	(0.08)	(0.31)
Tax Cuts and Jobs Act [3]	—	—	—	(0.02)	(0.02)	—	—	—	(0.35)	(0.35)
Gain on dispositions, pre-tax [4]	—	—	—	—	—	(0.56)	—	—	(0.74)	(1.30)
Gain on dispositions, tax impact [2]	—	—	—	—	—	0.17	—	—	0.04	0.21
Disposition costs, pre-tax [5]	—	—	—	—	—	—	—	0.02	0.01	0.03
Disposition costs, tax impact [2]	—	—	—	—	—	—	—	(0.01)	(0.01)	(0.02)
Rightsizing and other costs, pre-tax [6]	0.03	0.04	0.16	0.25	0.48	—	—	—	0.31	0.31
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.03)	(0.05)	(0.10)	—	—	—	(0.09)	(0.09)
Product recall reversal, pre-tax	—	—	—	—	—	—	—	—	(0.05)	(0.05)
Product recall reversal, tax impact [2]	—	—	—	—	—	—	—	—	0.02	0.02
Adjusted diluted earnings per share from continuing operations	$0.90	$1.30	$1.36	$1.43	$4.97	$0.76	$1.07	$1.19	$1.14	$4.15

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] 2017 Tax impact primarily related to the enactment of the Tax Cuts and Jobs Act ("Tax Reform Act"). This benefit also includes decreases in statutory tax rates of foreign jurisdictions. 2018 adjustment represents tax benefits related to additional Tax Act regulatory guidance covered by SAB 118.

[4] Includes a gains from the sales of Performance Motorsports International and Warn Industries, Inc. in the first and fourth quarters of 2017, respectively.
[5] Disposition costs include costs related to the sale of Warn Industries, Inc. in the fourth quarter of 2017.
[6] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges.
* Per share data and totals may be impacted by rounding.

Non-GAAP Reconciliations (continued)

Adjusted Guidance Reconciliation

	2018 Actual	2019 Guidance
Adjusted net earnings per share*:
Net earnings (GAAP)	$3.89	$ 4.81 - 5.01
Acquisition-related amortization, net	0.72	0.76
Tax Cuts and Jobs Act	(0.02)	—
Rightsizing and other costs, net	0.38	0.08
Adjusted net earnings (Non-GAAP)	$4.97	$ 5.65 - 5.85

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$396,221	$753,964
Receivables, net of allowances	1,231,859	1,183,514
Inventories, net	748,796	677,043
Prepaid and other current assets	126,878	175,626
Property, plant and equipment, net	806,497	787,940
Goodwill	3,677,328	3,686,372
Intangible assets, net	1,134,256	1,282,624
Other assets and deferred charges	243,936	245,723
Assets of discontinued operations	—	1,865,553
Total assets	$8,365,771	$10,658,359

Liabilities and Stockholders' Equity:
Notes payable and current maturities of long-term debt	$220,318	$581,102
Payables and accrued expenses	1,607,103	1,560,876
Deferred taxes and other non-current liabilities	826,024	882,246
Long-term debt	2,943,660	2,986,702
Liabilities of discontinued operations	—	264,253
Stockholders' equity	2,768,666	4,383,180
Total liabilities and stockholders' equity	$8,365,771	$10,658,359

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2018	2017
Operating activities:
Net earnings	$570,267	$811,665
Loss (earnings) from discontinued operations, net	20,878	(65,002)
Depreciation and amortization	282,580	283,278
Stock-based compensation	23,698	24,073
Contributions to employee benefit plans	(25,933)	(18,588)
Gain on sale of businesses	—	(203,135)
Net change in assets and liabilities	(82,297)	(92,882)
Net cash provided by operating activities	789,193	739,409

Investing activities:
Additions to property, plant and equipment	(170,994)	(170,068)
Acquisitions (net of cash and cash equivalents acquired)	(68,556)	(27,188)
Proceeds from the sale of property, plant and equipment	5,908	11,774
Proceeds from the sale of businesses	3,937	372,666
Other	(15,775)	21,151
Net cash (used in) provided by investing activities	(245,480)	208,335

Financing activities:
Cash received from Apergy, net of cash distributed	689,643	—
Change in commercial paper and notes payable, net	(10,722)	(182,596)
Reduction of long-term debt	(350,000)	—
Dividends to stockholders	(283,573)	(283,959)
Purchase of common stock	(894,977)	(105,023)
Payments to settle employee tax obligations on exercise	(46,257)	(18,443)
Other	(1,952)	(2,912)
Net cash used in financing activities	(897,838)	(592,933)

Net cash (used in) provided by discontinued operations	(14,263)	48,533

Effect of exchange rate changes on cash	10,645	1,474

Net (decrease) increase in cash and cash equivalents	(357,743)	404,818
Cash and cash equivalents at beginning of period	753,964	349,146
Cash and cash equivalents at end of period	$396,221	$753,964

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2018
(Amounts in thousands except share data and where otherwise indicated)

Acquisitions

The Company did not complete any acquisitions during the fourth quarter of 2018. For the full year 2018, the Company acquired two businesses in separate transactions for total consideration of $68.6 million, net of cash acquired. The businesses were acquired to complement and expand upon existing operations within the Fluids and Refrigeration & Food Equipment segments.

Discontinued and Disposed Businesses

The Company did not dispose of any significant businesses during the fourth quarter of 2018. For the full year 2018, the Company completed the separation of Apergy Corporation ("Apergy") from Dover through the pro rata distribution of 100% of the common stock of Apergy to Dover's shareholders. The historical results of Apergy, including the results of operations, cash flows, and related assets and liabilities, have been reclassified to discontinued operations for all periods presented.

Rightsizing and Other Costs

During the year ended December 31, 2018, the Company executed several programs in order to further optimize operations. Rightsizing programs in 2018 included 1) alignment of our cost structure in preparation for the Apergy separation, 2) broad-based selling, general and administrative expense reduction and 3) initiation of footprint consolidation actions. During the fourth quarter of 2018, the Company recorded rightsizing and other related costs of $37.4 million which is comprised of $22.1 million of restructuring costs and $15.3 million of other charges. During the full year 2018, the Company recorded rightsizing and other related costs of $72.8 million which is comprised of $56.1 million of restructuring costs and $16.7 million of other charges. These costs primarily relate to actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges. During the fourth quarter and full year 2018, rightsizing and other charges were broad based across all segments as well as corporate, with costs incurred by segment as follows:

($ in millions)	2018
	Q4	FY
Engineered Systems	$7.1	$19.9
Fluids	12.8	28.7
Refrigeration & Food Equipment	9.5	10.0
Corporate	8.0	14.2
Total	$37.4	$72.8

Tax Rate

The effective tax rate was a provision of 15.4% and a benefit of 9.7% for the fourth quarters of 2018 and 2017, respectively. On a full year basis, the effective tax rates for 2018 and 2017 were 18.5% and 14.7%, respectively. The tax rates were significantly impacted by the Tax Reform Act which decreased the U.S. statutory rate from 35% to 21% effective January 1, 2018. The 2018 US tax rate was impacted by the lower 21% rate, in addition to the tax deduction for share-based awards and other favorable discrete items. The 2017 tax rate was significantly impacted by revaluing the U.S. deferred income tax liabilities to 21%, offset by the U.S. tax charge for the deemed repatriation of foreign earnings.

Share Repurchases

During the year ended December 31, 2018, the Company purchased approximately 10.7 million shares of its common stock for a total cost of $895.0 million, or $83.35 per share. Together with other repurchases in December 2017 and over the course of 2018, the Company has completed the $1 billion of share repurchases announced in November 2017. As of December 31, 2018, 9,703,666 shares remain authorized for repurchase under the February 2018 share repurchase authorization.

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2018	December 31, 2017
Current maturities of long-term debt	$—	$350,402
Commercial paper	220,318	230,700
Notes payable and current maturities of long-term debt	220,318	581,102
Long-term debt	2,943,660	2,986,702
Total debt	3,163,978	3,567,804
Less: Cash and cash equivalents	(396,221)	(753,964)
Net debt	2,767,757	2,813,840
Add: Stockholders' equity	2,768,666	4,383,180
Net capitalization	$5,536,423	$7,197,020
Net debt to net capitalization	50.0%	39.1%

Quarterly Cash Flow

	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
Net Cash Flows Provided By (Used In):
Operating activities	$15,535	$159,205	$243,944	$370,509	$789,193	$45,726	$152,506	$255,765	$285,412	$739,409
Investing activities	(122,597)	(51,606)	(35,922)	(35,355)	(245,480)	86,429	(46,460)	(47,584)	215,950	208,335
Financing activities	(289,103)	(227,734)	(232,476)	(148,525)	(897,838)	(93,293)	(216,273)	(197,635)	(85,732)	(592,933)

Quarterly Free Cash Flow (Non-GAAP)

	2018					2017
	Q1	Q2	Q3	Q4	FY 2018	Q1	Q2	Q3	Q4	FY 2017
Cash flow from operating activities	$15,535	$159,205	$243,944	$370,509	$789,193	$45,726	$152,506	$255,765	$285,412	$739,409
Less: Capital expenditures	(44,678)	(51,686)	(38,192)	(36,438)	(170,994)	(36,931)	(42,035)	(51,396)	(39,706)	(170,068)
Free cash flow *	$(29,143)	$107,519	$205,752	$334,071	$618,199	$8,795	$110,471	$204,369	$245,706	$569,341

Free cash flow as a percentage of revenue	(1.8)%	6.0%	11.8%	18.5%	8.8%	0.6%	6.4%	11.7%	14.0%	8.3%
*  FY 2018 and 2017 free cash flow includes cash payments related to restructuring initiatives of $52.0 million and $22.6 million, respectively.

Revenue Growth Factors

	2018
	Q1	Q2	Q3	Q4	Full Year
Organic	1.7%	3.5%	3.1%	6.2%	3.7%
Acquisitions	0.6%	0.4%	0.3%	0.6%	0.5%
Dispositions	(3.1)%	(2.6)%	(2.8)%	(1.5)%	(2.5)%
Currency translation	4.2%	2.2%	(0.6)%	(2.1)%	0.8%
	3.4%	3.5%	—%	3.2%	2.5%

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, net debt, net capitalization, net debt to net capitalization ratio, free cash flow, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, debt or equity, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of acquisition-related amortization, the Tax Cuts and Jobs Act, gains on disposition of businesses, disposition costs, rightsizing and other costs and a product recall reserve reversal. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period. Management believes this information is useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Management believes the net debt to net capitalization ratio is useful to assess our overall financial leverage and capacity.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.